United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 25, 2024

Date of Report (Date of earliest event reported)

Cheetah Net Supply Chain Service Inc.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	001-41761	81-3509120
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6201 Fairview Road, Suite 225 Charlotte, North Carolina	28210
(Address of Principal Executive Offices)	(Zip Code)

(704) 826-7280

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	CTNT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 25, 2024, Robert Cook, chief financial officer (“CFO”) of Cheetah Net Supply Chain Service Inc. (the “Company”), submitted a letter of resignation indicating his intention to resign as the Company’s CFO, effective August 30, 2024, which has been accepted by the board of directors of the Company (the “Board”). Mr. Cook has advised the Company that his resignation was due to personal reasons and not a result of any disagreement with the Company on any matter related to the operations, policies, or practices of the Company. After his resignation, Mr. Cook will be available to provide consulting services to the Company on a part-time basis at the company’s request.

The Board intends to conduct a search for potential internal and external candidates to fill in the vacancy created by the resignation of Mr. Cook. In the meantime, the chairman of the Board and the chief executive officer of the Company, Huan Liu, will serve as the interim CFO and assume the duties of principal financial officer and principal accounting officer of the Company.

In connection with Mr. Cook’s resignation, on August 27, 2024, with approval of the Board, the Company entered into a Letter Agreement and General Release with Mr. Cook, which sets forth the terms of his separation from service with the Company (the “Resignation Agreement”). Pursuant to the terms of the Resignation Agreement, Mr. Cook will resign as an officer and employee of the Company effective on August 30, 2024. Mr. Cook also agrees to abide by certain confidentiality, non-disparagement, and other obligations set forth in the Resignation Agreement, and to release any and all claims against the Company and its affiliates and related parties that in any way relate to his employment and association with the Company. Mr. Cook will be entitled to the following in exchange for his covenants and releases under the terms of the Resignation Agreement: (a) a lump sum payment of $5,769.24, to be paid on September 6, 2024, in respect of Mr. Cook’s due but unpaid salary as at the time of his resignation; (b) an annual bonus of $42,354.86, to be paid on August 30, 2024, calculated based on the terms of Mr. Cook’s employment agreement with the Company; and (c) a stock incentive payment of $30,000, settled in cash, calculated based on the terms of Mr. Cook’s employment agreement with the Company.

The foregoing description of the Resignation Agreement is qualified in its entirety by reference to the Resignation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

On August 28, 2024, the Company issued a press release announcing Mr. Cook’s resignation. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding Mr. Cook’s resignation is incorporated into this Item 5.02 by reference.

Item 9.01. Exhibits.

Exhibit No.	Description
10.1	Resignation Agreement dated August 27, 2024 by and between the Company and Robert Cook

99.1	Press Release dated August 28, 2024 on Robert Cook’s resignation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2024

Cheetah Net Supply Chain Service Inc.

By:	/s/ Huan Liu
Huan Liu
Chief Executive Officer, Director, and Chairman of the Board of Directors